UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 9, 2014

(Date of earliest event reported)

Corvus Gold Inc.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	333-197099 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On October 9, 2014, Corvus Gold Inc. (the “Company”) held its Annual General Meeting (“AGM”) of shareholders. Shareholders representing 43,095,943 shares or 57.03% of the shares authorized to vote (75,565,028) were present in person or by proxy, representing a quorum for the purposes of the AGM.

Number of Directors

At the AGM, the shareholders approved a resolution to set the number of directors of the Company’s board of directors to six directors, as follows:

Proposal	Votes For	Votes Against	Withheld	Broker Non-Votes
Set number of directors of the Company’s board of to six.	42,656,194	137,027	67,722	0

Election of Directors

At the AGM, the shareholders elected the following director nominees to serve on the Company’s board of directors until the Company’s 2015 Annual General Meeting of Shareholders or until their successors are duly elected and qualified, as follows:

Nominee	Votes For (Number)	Votes Withheld (Number)	Broker Non-Votes
JEFFERY PONTIUS	28,718,361	69,796	14,072,786
STEVE AAKER	28,715,641	72,516	14,072,786
ANTON DRESCHER	22,422,770	6,365,387	14,072,786
EDWARD YARROW	28,711,641	76,516	14,072,786
CATHERINE GIGNAC	28,710,691	77,466	14,072,786
ROWLAND PERKINS	25,447,416	3,340,741	14,072,786

Ratification of the Appointment of Auditors

At the AGM, the shareholders approved a resolution to ratify the appointment of MacKay LLP to serve as the Company’s auditor for the Company’s 2015 fiscal year and to authorize the Company’s board of directors to fix the remuneration to be paid to MacKay LLP, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the Appointment of Auditors	42,773,617	0	87,326	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: October 15, 2014	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius Chief Financial Officer